Sub-Item 77K: Changes in Registrant's certifying accountant

On March 27, 2002, KPMG LLP ("KPMG") resigned as the Registrant's independent auditors. KPMG's reports on the Registrant's financial statements for the period December 29, 1998 (commencement of operations) through June 30, 1999 and for the fiscal years ended June 30, 2000 and June 30, 2001 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal years ended June 30, 1999, June 30, 2000 and June 30, 2001, (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Registrant's financial statements for such years, and (ii) there were no "reportable events" of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Board of Trustees of the Registrant accepted the resignation of KPMG and approved the appointment of Tait, Weller & Baker as the Registrant's independent accountants on May 12, 2002.

Registrant has requested KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements contained above. A copy of the letter from KPMG to the Securities and Exchange Commission is filed as an exhibit hereto.



Exhibit - Sub-Item 77K




August 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the independent accountant for the Barrett Growth Fund (the "Fund"), a series of The Barrett Funds. On March 27, 2002, we resigned. We have read the Fund's statements included under Sub-Item 77K of its Form N-SAR for the fiscal year ended June 30, 2002, and we agree with such statements.

Very truly yours,



/s/ KPMG LLP